Exhibit 10.5.9

CATHAY GENERAL BANCORP
2005 INCENTIVE PLAN
RESTRICTED STOCK UNIT AGREEMENT

THIS RESTRICTED STOCK UNIT AGREEMENT (the “Agreement”), dated [__________] (the “Grant Date”), between Cathay General Bancorp, a Delaware corporation (“Company”), and [___________] (the “Employee”), is entered into as follows:

WITNESSETH:

WHEREAS, the Company established the 2005 Incentive Plan, as Amended and Restated effective May 12, 2025 (the “Plan”); and

WHEREAS, the Compensation Committee of the Board of Directors of the Company or its delegates has determined that the Employee shall be granted Stock Units representing hypothetical Shares (“Restricted Stock Units”), with each Restricted Stock Unit representing one Share, subject to the restrictions stated below and in accordance with the terms and conditions of the Plan. Capitalized terms used but not defined in this Agreement have the meanings assigned to them in the Plan.

THEREFORE, the parties agree as follows:

1.    Grant of Restricted Stock Units. Subject to the terms and conditions of this Agreement and of the Plan, the Company hereby grants to the Employee Restricted Stock Units covering [___________] Shares, which is the number of full Shares having an equivalent value as of the Grant Date of $[___________] based on the closing price of a Share on the Grant Date ($_____).

2.    Vesting Schedule.

(a)    Except as provided in (b) below, subject to the Employee not experiencing a Termination of Employment, the interest of the Employee in the Restricted Stock Units shall vest on the third anniversary of the Grant Date, provided, however, that if the NASDAQ stock market is not open for trading on such date, then the interest of the Employee in the Restricted Stock Units shall vest on the first date thereafter that the NASDAQ stock market is open for trading (the “Vesting Date”). Therefore, provided the Employee has not experienced a Termination of Employment prior to the close of business on the Vesting Date, the interest of the Employee in the Restricted Stock Units shall become vested on that date.

(b)    If the Employee dies, incurs a Total and Permanent Disability, or terminates employment on account of Retirement prior to the Vesting Date, he shall continue to be entitled to receive the Restricted Stock Units hereunder, but the amount otherwise payable shall be prorated to reflect the period from the Grant Date through the Vesting Date during which the Employee was employed. For this purpose, “Retirement” shall mean the Employee’s Termination of Employment after the second anniversary of the Grant Date by reason of the Employee having either (i) attained the age of 65, or (ii) attained the age of 60 and completed a total of ten or more consecutive years of employment with the Company, its Affiliates, and its Subsidiaries.

3.    Benefit Upon Vesting. Upon the vesting of the Restricted Stock Units, the Employee shall be entitled to receive, as soon as administratively practicable, but no later than the 15th day of the second month of the year following the year in which the Vesting Date (or the date on which the Employee’s vesting may be accelerated in accordance with Section 2(b) above) occurs, a number of Shares equal to the number of Restricted Stock Units that have vested. Prior to the date on which the Employee’s Restricted Stock Units are vested, the Employee shall not have a legally binding right to the Shares represented by the Restricted Stock Units.

4.    Restrictions.

(a)    Except as otherwise provided for in this Agreement, the Restricted Stock Units or rights granted hereunder may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner until the Restricted Stock Units become vested in accordance with Section 2 and the Shares are issued under Section 3.

(b)    If the Employee experiences a Termination of Employment at any time prior to the Vesting Date for any reason other than as a result of a reason set forth under Section 2(b), all Restricted Stock Units granted hereunder shall, with no further action by the Company required, be forfeited by, and no further rights shall accrue to, the Employee. In the event the Employee experiences a Termination of Employment prior to the Vesting Date due to the Employee’s death, Total and Permanent Disability, or Retirement, and provided the Employee’s rights in respect of the Restricted Stock Units have not previously terminated, the vesting of the Employee’s Restricted Stock Units shall be accelerated in accordance with Section 2(b).

(c)    The Employee shall be required to return to the Company the Restricted Stock Units or, where applicable, the fair market value of the Shares as of the date they became transferable (without reduction for any Shares applied to satisfy tax withholding or other obligations in respect of such Shares), to the extent the Company determines that they were granted or issued based on materially inaccurate financial statements, including, but not limited to, statements of earnings, revenues, gains or other performance metric criteria that are later found to be materially inaccurate, notwithstanding any vesting schedule herein.

5.    No Stockholder Rights. Restricted Stock Units represent hypothetical Shares. Until the Shares are issued, the Employee shall not be entitled to any of the rights or benefits generally accorded to stockholders. In particular, the Employee shall not be entitled to accrue or receive any dividends.

6.    Taxes.

(a)    The Employee shall be liable for any and all taxes, including withholding taxes, arising out of this grant or the vesting of Restricted Stock Units hereunder. In the event that the Company or the Employer (as defined below) is required to withhold taxes as a result of the grant or vesting of Restricted Stock Units, or subsequent sale of Shares acquired pursuant to such Restricted Stock Units, the Employee shall surrender a sufficient number of whole Shares or make a cash payment as necessary to cover all applicable required withholding taxes and required social insurance contributions on the Vesting Date, unless alternative procedures for such payment are established by the Company. Without any obligation to do so, the Company, in its sole and absolute discretion, may withhold from the Shares otherwise issuable on the Vesting Date, a number of Shares (rounded down to the nearest whole Share) sufficient to cover the applicable required withholding taxes. The Shares will be valued for this purpose at the closing price on the Vesting Date. The Employee will receive a cash refund for any fraction of a surrendered Share not necessary for required withholding taxes and required social insurance contributions. To the extent that any surrender of Shares or payment of cash or alternative procedure for such payment is insufficient, the Employee authorizes the Company, its Affiliates, and Subsidiaries, which are qualified to deduct tax at source, to deduct all applicable required withholding taxes and social insurance contributions from the Employee's compensation to the extent permitted by Applicable Laws. The Employee agrees to pay any amounts that cannot be satisfied from wages or other cash compensation, to the extent permitted by Applicable Laws.

(b)    Regardless of any action the Company or the Employee's employer (the “Employer”) takes with respect to any or all income tax, social insurance, payroll tax, payment on account or other tax-related withholding (“Tax-Related Items”), the Employee acknowledges and agrees that the ultimate liability for all Tax-Related Items legally due by him or her is and remains the Employee's responsibility and that the Company and or the Employer (i) make no representations nor undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of this grant of Restricted Stock Units, including the vesting of Restricted Stock Units, subsequent issuance of Shares or withholding of Shares and/or payment of cash related to such Restricted Stock Units or the subsequent sale of any Shares acquired pursuant to such Restricted Stock Units; and (ii) do not commit to structure the terms or any aspect of this grant of Restricted Stock Units to reduce or eliminate the Employee's liability for Tax-Related Items. Prior to the vesting of the Restricted Stock Units, the Employee shall pay the Company or the Employer any amount of Tax-Related Items that the Company or the Employer may be required to withhold as a result of the Employee's participation in the Plan or the Employee's receipt of Restricted Stock Units that cannot be satisfied by the means previously described. The Company may refuse to deliver the benefit described in Section 3 if the Employee fails to comply with the Employee's obligations in connection with the Tax-Related Items.

(c)    Shares issued under this Agreement are intended to be exempt from Section 409A of the Internal Revenue Code of 1986, as amended (“Section 409A”). This Agreement shall be interpreted, administered, and to the extent necessary, amended as the Company deems reasonably necessary to comply with Section 409A. In no event, however, shall the Company be liable for any damages suffered by, or tax, interest, or penalties that may be imposed upon, the Employee relating to Section 409A.

7.    Data Privacy Consent. The Employee hereby explicitly and unambiguously consents to the collection, use, and transfer, in electronic or other form, of the Employee's personal data as described in this document by and among, as applicable, the Employer, and the Company and its Subsidiaries and Affiliates for the exclusive purpose of implementing, administering, and managing the Employee's participation in the Plan. The Employee understands that the Company, its Affiliates, its Subsidiaries and the Employer hold certain personal information about the Employee, including, but not limited to, name, home address, and telephone number, date of birth, social security or insurance number or other identification number, salary, nationality, job title, any Shares or directorships held in the Company, details of all Options or any other entitlement to Shares awarded, canceled, purchased, exercised, vested, unvested or outstanding in the Employee's favor for the purpose of implementing, managing and administering the Plan (“Data”). The Employee understands that the Data may be transferred to any third parties assisting in the implementation, administration, and management of the Plan, that these recipients may be located in the Employee's country or elsewhere and that the recipient country may have different data privacy laws and protections than the Employee's country. The Employee understands that the Employee may request a list with the names and addresses of any potential recipients of the Data by contacting Cathay Bank Director of Human Resources. The Employee authorizes the recipients to receive, possess, use, retain, and transfer the Data, in electronic or other form, for the purposes of implementing, administering, and managing the Employee's participation in the Plan, including any requisite transfer of such Data, as may be required, to a broker or other third party with whom the Employee may elect to deposit any Shares acquired under the Plan. The Employee understands that Data will be held only as long as is necessary to implement, administer, and manage participation in the Plan. The Employee understands that he or she may, at any time, view Data, request additional information about the storage and processing of the Data, require any necessary amendments to the Data or refuse or withdraw the consents herein, in any case without cost, by contacting the Cathay Bank Director of Human Resources in writing. The Employee understands that refusing or withdrawing consent may affect the Employee's ability to participate in the Plan. For more information on the consequences of refusing to consent or withdrawing consent, the Employee understands that Employee may contact the Cathay Bank Director of Human Resources.

8.    Plan Information. The Employee acknowledges that the Employee has received copies of the Plan and the Plan prospectus from the Company and agrees to receive stockholder information, including copies of any annual report, proxy statement and periodic report, from the Company's website at: www.cathaygeneralbancorp.com. The Employee acknowledges that copies of the Plan, Plan prospectus, Plan information and stockholder information are available upon written or telephonic request to the Cathay Bank Director of Human Resources.

9.    Acknowledgment and Waiver. By accepting this grant of Restricted Stock Units, the Employee acknowledges and agrees that:

(a)    The Plan is established voluntarily by the Company, it is discretionary in nature and may be modified, amended, suspended or terminated by the Company at any time pursuant to the terms of the Plan, including without limitation to the extent the Company reasonably deems it required by any Applicable Laws, which include for purposes of this Agreement, without limitation, any rule, regulation, order, directive, or interpretive guidance from a governmental agency or authority.

(b)    This Agreement, including without limitation, the terms of this grant of Restricted Stock Units, may be modified, amended, suspended, or terminated by the Company at any time, in its sole discretion, to the extent the Company reasonably deems it required by any Applicable Laws, which include for purposes of this Agreement, without limitation, any rule, regulation, order, directive, or interpretive guidance from a governmental agency or authority.

(c)    The grant of Stock Units hereunder is voluntary and occasional and does not create any contractual or other right to receive future grants of Shares or Stock Units, or benefits in lieu of Shares or Stock Units, even if Shares or Stock Units have been granted repeatedly in the past.

(d)    The Employee's participation in the Plan shall not create a right to further employment with the Employer, shall not create an employment agreement between the Employee and the Employer and shall not interfere with the ability of the Employer to terminate the Employee's employment relationship at any time with or without cause and it is expressly agreed and understood that employment is terminable at the will of either party, insofar as permitted by Applicable Laws, which include for purposes of this Agreement, without limitation, any rule, regulation, order, directive, or interpretive guidance from a governmental agency or authority.

(e)    Stock Units and resulting benefits are an extraordinary item that does not constitute compensation of any kind for services of any kind rendered to the Company or the Employer, and is outside the scope of the Employee's employment contract, if any; and Stock Units, Stock Unit grants, and resulting benefits are not part of normal or expected compensation or salary for any purposes, including, but not limited to, calculating any severance, resignation, termination, redundancy, end of service payments, bonuses, long-service awards, pension or retirement benefits, or similar payments insofar as permitted by Applicable Laws.

(f)    In consideration of this grant of Stock Units, no claim or entitlement to compensation or damages shall arise from termination of this grant of Stock Units or diminution in value of this grant of Stock Units resulting from Termination of Employment by the Company or the Employer (for any reason whatsoever and whether or not in breach of local labor laws) or from modification, amendment, suspension, or termination of the Plan or this Agreement pursuant to Section 15 of the Plan or Section 9(a) or 9(b) of this Agreement, and the Employee irrevocably releases the Company and the Employer from any such claim that may arise; if, notwithstanding the foregoing, any such claim is found by a court of competent jurisdiction to have arisen, then, by accepting the terms of this Agreement, the Employee shall be deemed irrevocably to have waived any entitlement to pursue such claim.

(g)    Notwithstanding any terms or conditions of the Plan to the contrary, in the event of Termination of Employment (whether or not in breach of local labor laws), the Employee's right to receive benefits under the Plan and this Agreement, if any, will terminate effective as of the date that the Employee is no longer actively employed and will not be extended by any notice period mandated under any Applicable Laws (e.g., active employment would not include a period of “garden leave” or similar period pursuant to local law). In the event of Employee’s Termination of Employment due to death or disability, as defined in the Plan, the Employee's right to receive benefits under this Agreement after such termination, if any, will be determined as of the Employee’s last day worked.

10.   Miscellaneous.

(a)    The Company shall not be required to treat as the owner of Stock Units, and associated benefits hereunder, any transferee to whom such Stock Units or benefits shall have been so transferred in violation of this Agreement.

(b)    The parties agree to execute such further instruments and to take such action as may reasonably be necessary to carry out the intent of this Agreement or as required by Applicable Laws, which include for purposes of this Agreement, without limitation, any rule, regulation, order, directive, or interpretive guidance from a governmental agency or authority.

(c)    Any notice required or permitted hereunder shall be given in writing and shall be deemed effectively given upon delivery to the Employee at his or her address then on file with the Company.

(d)    The Plan is incorporated herein by reference. The Plan and this Agreement constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and the Employer and the Employee with respect to the subject matter hereof, and may not be modified adversely to the Employee’s interest except by means of a writing signed by the Company and the Employee or to the extent reasonably necessary to comply with any Applicable Laws, which include for purposes of this Agreement, without limitation, any rule, regulation, order, directive, or interpretive guidance from a governmental agency or authority. This Agreement is governed by the laws of the state of Delaware to the extent not governed by applicable federal law. In the event of any conflict between the terms and provisions of the Plan and this Agreement, the Plan terms and provisions shall govern. Certain other important terms governing this contract are contained in the Plan. Unless the context clearly indicates otherwise or such term is defined herein, all terms defined in the Plan and used in this Agreement (whether or not capitalized) have the meanings as set forth in the Plan.

(e)    If the Employee has received this or any other document related to the Plan translated into a language other than English and if the translated version is different than the English version, the English version will control.

(f)    If the Employee is employed overseas and is not a resident of the United States, the Employee is advised to consider the following: This offer of Stock Units and the Shares covered by Stock Units is not a public offer of securities and is available only to Employees participating in the Plan. The contents of this Agreement and the Plan have not been reviewed by any regulatory authority. The Employee is advised to exercise caution in regard to this offer. If the Employee is in any doubt as to the contents of this Agreement and the Plan, the Employee should obtain independent professional advice.

(g)    The provisions of this Agreement are severable and if any one or more provisions are determined to be illegal or otherwise unenforceable, in whole or in part, the remaining provisions shall nevertheless be binding and enforceable.

(h)    This Agreement and the Stock Units granted hereunder shall be subject to reduction, cancellation, forfeiture, or recoupment to the extent necessary to comply with (i) any clawback, forfeiture, or other similar policy adopted by the Company and as in effect from time to time; and (ii) applicable law. Further, to the extent that the Employee receives any amount in excess of the amount that the Employee should otherwise have received under the Plan for any reason (including, without limitation, by reason of a financial restatement, mistake in calculations, or other administrative error), the Employee shall be required to repay any such excess amount to the Company.

Accepted by Employee:	CATHAY GENERAL BANCORP By

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